UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2014

CAPSTONE FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54905	46-0684479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy.
Suite 500
Las Vegas, Nevada 89169

(Address of Principal Executive Offices, including zip code)

(866) 798-4478

(Registrant’s telephone number, including area code)

2600 Michelson Dr., Suite 700, Irvine, CA 92612

(Former name, former address and former fiscal year, if changed since last report)

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01                      Changes in the Registrant’s Certifying Accountant.

On July 31, 2014, Capstone Financial Group, Inc. (the “Company”) accepted the resignation of Seale and Beers, CPAs (“Seale and Beers”) as Independent Registered Public Accountants. On July 31, 2014, the Board of Directors of the Company accepted such resignation.

Seale and Beers was appointed as our independent registered public accounting firm on November 15, 2013. During the fiscal year ended December 31, 2013  to March 31, 2014 and through Seale and Beers’ resignation on July 31, 2014, there were (1) no disagreements with Seale and Beers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Seale and Beers would have caused Seale and Beers to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K. Seale and Beers did not issue any reports on the Company’s financial statements.

We furnished Seale and Beers with a copy of this disclosure on August 4, 2014, providing Seale and Beers with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of Seale and Beers’ letter to the SEC is filed as Exhibit 16.1 to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit Number	Description
16.1	Letter from Seale & Beers, CPAs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE FINANCIAL GROUP, INC.

By: /S/ Darin Pastor
Darin Pastor, CEO
Date:  August 4, 2014

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